EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-116329 and 333-102550) and the Registration Statements on Form S-8 (No. 333-116812, 333-102514, 333-98231, 333-68102, 333-41088, 333-30164, 333-87511, 333-72527, 333-60993, 333-45731, and 333-39181) of Captiva Software Corporation of our report dated March 15, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Diego, CA

March 15, 2005